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                                                                    EXHIBIT 10.5
January 1, 2005

                             THE TIMBERLAND COMPANY
               2001 NON-EMPLOYEE DIRECTORS STOCK PLAN, AS AMENDED

     1. PURPOSE. The purpose of this plan (the "Plan") is to strengthen the commonality of interest between non-employee directors and stockholders of The Timberland Company, a Delaware corporation (the "Company"), by providing for the grant to eligible directors of options to purchase shares of the Class A Common Stock, $0.01 par value (the "Stock") of the Company. The Company believes that the granting of such options will enhance its ability to attract and retain highly qualified directors, to provide additional incentives to them and to encourage the highest level of performance by them by offering them a proprietary interest in the Company.

     2. EFFECTIVE DATE. The Plan was adopted by the Board of Directors of the Company (the "Board") on December 7, 2000 and the Plan will become effective on the date on which the Plan is approved by the stockholders of the Company.

     3. STOCK COVERED BY THE PLAN. Subject to adjustment as provided for in
Section 8, the aggregate number of shares of Stock which may be issued and sold pursuant to options granted under the Plan shall not exceed 200,000 shares. Shares of Stock issued under the Plan may be either authorized but unissued shares or treasury shares. If any option granted under the Plan terminates or expires without being fully exercised, the shares which have not been purchased thereunder will again become available for purposes of the Plan.

     4. ADMINISTRATION. The Plan will be administered by the Board or its delegate, whose construction and interpretation of the terms and provisions of the Plan and of options under the Plan shall be final and conclusive.

     5. FIXED VALUE OPTION GRANTS. For purposes of the Plan, an individual is an "Eligible Director" if he or she (i) is a member of the Board, and (ii) is not an employee of the Company or any of its subsidiaries. Each Eligible Director shall be automatically granted an option (the "Initial Award") to purchase a number of shares of Stock (subject to adjustment as provided in Section 8 hereof) on the date that he or she is first elected or named a director of the Company calculated by multiplying the then current annual retainer payable to a director by ten (10) and applying the quarterly adjusted Black-Scholes option pricing model using the fair market value of the Stock on the date of grant. On each anniversary of his or her Initial Award, the Eligible Director, if then still in office, shall be awarded an additional option (an "Annual Award") to purchase a number of shares of Stock (subject to adjustment as provided in Section 8 hereof) calculated by multiplying the then current annual retainer payable to a director by five (5) and applying the quarterly adjusted Black-Scholes option pricing model using the fair market value of the Stock on the date of grant. For purposes of applying the immediately preceding sentence, any initial award of stock options under the Company's 1991 Stock Option Plan for Non-Employee Directors (the "Predecessor Plan") shall be treated as an "Initial Award."

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     6. OPTION PRICE. The price per share at which each option granted under the
Plan to an Eligible Director may be exercised ("Option Price") shall be the fair market value of a share of Stock at the time of grant of the Option. For this purpose, "fair market value" shall mean the closing price of the Stock as reported on the New York Stock Exchange (or other exchange or market system if no longer listed on such exchange) on the date of the grant (based on THE WALL STREET JOURNAL report of composite transactions).

     7. TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan shall be subject to the following terms and conditions in addition to such other terms and conditions, if any, as the Board may prescribe:

          (a) EXERCISE OF OPTIONS. Subject to subsection (e) below, each option shall expire ten (10) years from the date of grant of such option and shall be exercisable prior to such expiration date (the "Final Exercise Date") in the case of an Initial Award in cumulative installments as to one-third (33 1/3%) of the shares subject to the option on each of the first, second, and third anniversaries of the date of grant and in the case of an Annual Award in one installment as to all (100%) of the shares subject to the option on the first anniversary of the date of grant, (in each case, a "vesting date"); PROVIDED, that if the Eligible Director first was elected or named to the Board at an annual meeting of stockholders of the Company, the vesting dates with respect to the Eligible Director's Initial Award (if made under this Plan) or with respect to any subsequent Annual Award to the Eligible Director under this Plan shall be the dates that immediately precede the dates of the annual meetings of stockholders of the Company occurring in the years in which fall the first, second, and third anniversaries of the date of grant of the option.

          (b) PAYMENT. An option may be exercised from time to time in writing, signed by the proper person, in whole or in part, during the period that it is exercisable, by payment of the Option Price of each share purchased, in cash, or by delivery to the Company of a number of shares of unrestricted Stock (provided that any shares acquired directly from the Company shall have been held by the Eligible Director for at least six (6) months before such delivery) having an aggregate fair market value equal to the aggregate Option Price. Payment of the Option Price may also be made by the delivery of an unconditional and irrevocable undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the Option Price, or by any combination of the foregoing permissible forms of payment.

          (c) CERTAIN RESTRICTIONS. The Company shall not be obligated to deliver any shares of Stock (i) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (ii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

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          (d) NON-TRANSFERABILITY. Unless the Board provides otherwise, options granted under the Plan shall not be transferable by the optionee other than by will or by the laws of descent and distribution.

          (e) TERMINATION OF DIRECTORSHIP.

               (i) DEATH. Upon the death of an Eligible Director granted options under the Plan, all options that immediately prior to death were held by the director and were not then exercisable shall terminate. All options held by the director immediately prior to death that were then exercisable may be exercised by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within three (3) years after the director's death (but in no event after the Final Exercise Date) and shall then terminate.

               (ii) OTHER TERMINATION OF STATUS OF DIRECTOR. If a director's service with the Company as a director terminates for any reason other than death, all options held by the director that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable (i) for a period of three (3) months (but in no event after the Final Exercise Date); PROVIDED, that if the director's service with the Company as a director terminates under circumstances which in the opinion of the Board cast such discredit on the individual as to justify termination of the individual's options, all of the individual's options shall immediately terminate or (ii) until the Final Exercise Date if the director has completed a total of ten (10) years of service as a director as of the date of (a) his or her voluntary service termination or (b) retirement, and shall then terminate.

     8. ADJUSTMENT PROVISIONS.

          (a) RECAPITALIZATIONS. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Board will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 3 and to the number and kind of shares of stock or securities subject to options then outstanding or subsequently granted, any exercise prices relating to options and any other provision of options affected by such change. The Board may also make adjustments of the type described in the preceding sentence to take into account distributions to common stockholders other than those provided for in such sentence (or in Section 8(b)), or any other event, if the Board determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of options made hereunder. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to this subsection.

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          (b) MERGERS, ETC. In the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's then outstanding stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"), all outstanding options shall become exercisable prior to the consummation of such Transaction, such options shall be exercisable at such time as the Board determines and in no event for less than a period of at least 20 days prior to the consummation of such Transaction, but only to the extent the Board determines it may do so in accordance with the applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934. Upon consummation of the Transaction, all outstanding options not so exercised shall terminate and cease to be exercisable. There shall be excluded from the foregoing any Transaction as a result of which (i) the holders of Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting common stock of the acquiring or surviving corporation or other entity and (ii) no single person owns more than half of the outstanding voting common stock of the acquiring or surviving corporation or other entity. For purposes of this Section, voting common stock of the acquiring or surviving corporation or other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting common stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

     9. AMENDMENT OF THE PLAN. The Board may at any time amend or discontinue the Plan and may at any time amend or cancel any outstanding option for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding option without the holder's consent.

    10. LIMITATION OF RIGHTS. Nothing in the Plan shall confer upon any Eligible Director the right to continue as a director of the Company.

    11. NOTICE. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Chief Financial Officer of the Company and shall become effective when it is received.

    12. EFFECTIVE DATE AND DURATION OF THE PLAN. The Plan shall become effective upon approval by the stockholders of the Company. Amendments to the Plan shall become effective

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when adopted by the Board. Unless earlier terminated pursuant to Section 9, the
Plan shall terminate upon the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options granted under the Plan.


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